UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192 (Commission File Number)	41-1716250 (IRS Employer Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)
(952) 937-9611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX TO FORM 8-K
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 9, 2007, the MakeMusic Board of Directors elected Robert B. Morrison as a director. Mr. Morrison is the founder and chairman emeritus of Music for All, a not-for-profit educational organization whose mission is to create, provide and expand positively life-changing experiences through music for all. A copy of the press release announcing Mr. Morrison’s election is attached as an exhibit to this report.
     Mr. Morrison was not elected to the MakeMusic Board pursuant to any arrangement or understanding between either of them and any other person. Mr. Morrison has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during our current or preceding fiscal year, nor is there any currently proposed transaction. In connection with his service as a director, Mr. Morrison will participate in the Company’s standard Board Compensation Plan. Mr. Morrison will receive a pro rata portion of the annual retainer for his service through the remaining portion of the year. Upon his appointment, pursuant to the Board Compensation Plan, Mr. Morrison automatically received an initial non-qualified stock option grant under our 2003 Equity Incentive Plan of 2,000 shares with an exercise price equal to the closing selling price per share of common stock on the grant date. The option has a term of four years, subject to earlier termination following Mr. Morrison’s cessation of board service, and will vest ratably through the remainder of the year.
Item 9.01 Financial Statements and Exhibits.
(a)     Financial statements: None.
(b)     Pro forma financial information: None.
(c)     Shell company transactions: None.
(d)     Exhibits:

99.1   Press release dated July 10, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 10, 2007

MAKEMUSIC, INC.
By:	/s/ Karen VanDerBosch
Karen VanDerBosch
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 10, 2007	0-26192

MAKEMUSIC, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated July 10, 2007